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                                                                   Exhibit 3.1.2

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION

                                       OF

                               TELECORP PCS, INC.


     It is hereby certified that:

     1. The name of the corporation (hereinafter called the "Corporation") is TeleCorp PCS, Inc.

     2. Article FIRST is hereby amended to change the name of the Corporation to TeleCorp Wireless, Inc. by striking out Article FIRST thereof and by substituting in lieu of said Article the following new Article:

                                   "ARTICLE I

               The name of the Corporation is TeleCorp Wireless, Inc."

     3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     4. This Certificate of Amendment of Certificate of Incorporation shall be effective as of 4:03 p.m. Eastern Standard Time, on November 13, 2000.

  Signed this 31st day of October, 2000.


                                        TELECORP PCS, INC.


                                        ________________________________
                                        By:  Thomas H. Sullivan
                                        Its:  Executive Vice President